EXHIBIT 23.1


                       INDEPENDENT AUDITORS' CONSENT


 We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-67543 of Marsh & McLennan Companies, Inc. on Form S-3 of our report dated March 5, 1998 (March 16, 1999, as to Note 16), appearing in the Annual Report on Form 10-K/A of Marsh & McLennan Companies, Inc. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


 /s/ Deloitte & Touche LLP
 New York, New York
 March 30, 1999